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Exhibit 99.1

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                  AMENDED CAUTIONARY STATEMENT FOR PURPOSES OF
                       THE "SAFE HARBOR" PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


From time to time, Cyrk, Inc. (the "Company") may provide forward-looking information such as forecasts of expected future performance or statements about the Company's plans and objectives. This information may be contained in filings with the Securities and Exchange Commission, press releases or oral statements by the officers of the Company. The Company desires to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this Exhibit 99.1 in this Form 8-K in order to do so.

The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause the Company's actual consolidated results for the Company's current quarter and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

DEPENDENCE ON PRINCIPAL CUSTOMERS

In recent years, the Company's business has been heavily dependent on purchases of promotional products by certain key customers including, but not limited to, Philip Morris Incorporated ("Philip Morris") and the Pepsi-Cola Company ("Pepsi"). Additionally, the business of the Company's subsidiary, Simon Marketing, Inc. ("Simon"), is heavily dependent on purchases of promotional products and services by McDonald's Corporation or its franchisees ("McDonald's") for which it receives an annual fee. The loss of any of these customers or a significant reduction in their level of purchases from the Company without an offsetting increase in purchases by new or other existing customers would have a material adverse effect on the Company's business and results of operations. The Company's agreements with Pepsi were terminated in December of 1997 and the Company expects the volume of its business with Pepsi in the future to be minimal in comparison to that of 1996 and 1997.

LIMITED CUSTOMER COMMITMENTS

As is generally the case with its other promotional product customers, the Company's agreements with Philip Morris and McDonald's do not require them to make a certain level of purchases. Instead, purchase commitments are represented by purchase orders placed by the customers from time to time during the course of a promotion. The actual level of purchases by Philip Morris and McDonald's (and other promotional products customers) depends on a number of factors, including the duration of the promotion and consumer redemption rates. Purchase orders are generally subject to cancellation with


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limited penalty. Consequently, the Company's level of net sales is difficult to predict accurately and can fluctuate greatly from quarter to quarter.

COMPETITION

Philip Morris and certain other customers seek competitive bids for their promotional programs. The Company's profit margin depends, to a great extent, on its competitive position when bidding and its ability to continually lower its product costs after being awarded bids. Competition is not expected to abate and thus will continue to exert pressure on the Company's profit margin in the future.

INTEGRATION OF NEW SUBSIDIARIES

The successful integration of the operations of the Company's new subsidiaries, Simon Marketing, Inc. ("Simon"), which was acquired on June 9, 1997, and Tonkin, Inc. ("Tonkin"), which was acquired on April 7, 1997, with those of the Company will require, among other things, the coordination of the respective product and promotional offerings of the Company, Simon and Tonkin related sales, marketing, development and administrative activities. There can be no assurance that the Company will not encounter unexpected difficulties in such integration or that the expected benefits of the business combination will be realized. Any unexpected delays or costs incurred in such integration could have a materially adverse effect upon the Company.

EFFECT OF INDUSTRY CONDITIONS FACING THE COMPANY'S CUSTOMERS

On November 23, 1998, certain tobacco companies, including Philip Morris, entered into a settlement agreement with 46 states and five United States territories that effectively ended the lawsuits brought by the states against the tobacco industry over public-health costs connected with smoking. Among other things, the settlement agreement prohibits the use of brand names by the tobacco companies in connection with the marketing, distribution, licensing and sales of apparel and other merchandise (including, but not limited to, catalogues or direct mail orders). This restriction begins on July 1, 1999 and will prohibit the Company from using Philip Morris brand names in connection with the promotions and programs it provides for Philip Morris. The settlement agreement, however, does not prohibit the use of Philip Morris's corporate name for such promotions or programs. Due to the restrictions on the use of brand names, and the other limitations imposed by the settlement agreement on the tobacco industry, the settlement could have a material adverse effect on the Company's sales to Philip Morris, which in turn will have a material adverse effect on the Company's business and results of operations.

The United States Food and Drug Administration (the "FDA") has issued final regulations with respect to promotional programs relating to tobacco products. Such regulations, among other things, ban (i) gifts based on proof of purchase of tobacco products or redeemable coupons, (ii) the use of tobacco brand names or any other indices


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of tobacco brand identification on non-tobacco products (e.g. T-shirts, hats, other clothing, gym bags and trinkets) and (iii) brand-name sponsorship of sporting events, concerts and other events. These regulations became effective on August 28, 1997, except for the ban on brand-name sponsorship, which was to become effective on August 28, 1998. In April of 1997, a federal district court in North Carolina ruled that the FDA did not have the authority to restrict the use of tobacco brand identification on promotional items and struck down this section of the regulations. The decision was appealed to the Fourth Circuit Court of Appeals which in August of 1998 held that the FDA does not have the authority to regulate tobacco products. The Fourth Circuit's decision has been appealed to the Supreme Court of the United States. If the Fourth Circuit's decision is reversed, the FDA regulations could have a material adverse effect on the Company's sales to Philip Morris similar to the tobacco settlement agreement, which in turn will have a material adverse effect on the Company's business and results of operations.

The Company's business is heavily dependent on the promotional budgets of its customers, which in turn are influenced by industry conditions and other factors. Accordingly, industry conditions faced by Philip Morris in particular and conditions in the tobacco industry in general are expected to impact the Company's business. There can be no assurance that these conditions will not lead to a reduction in advertising and promotional spending by Philip Morris, or that Philip Morris will not change its advertising and promotional strategy in a manner that reduces the use of promotional programs such as the Marlboro Adventure Team, Country Store and Unlimited promotions. A significant reduction in spending by Philip Morris on promotional product programs would have a material adverse effect on the Company's business and results of operations.

PROMOTIONAL PRODUCT DEMAND

The Company's business is driven by spending by companies to promote their corporate identities and brand name products. If the demand for brand name products diminishes or if the companies decrease their use of promotional product programs to promote their corporate identities and brands, the Company's business could be materially and adversely affected. In addition, the Company's relationship with certain of its promotional products customers has been limited to the sourcing of products being offered or sold by the customer in connection with a single promotional program. There can be no assurance that such customers will continue to use the Company to source products for future promotional programs.

DEPENDENCE ON FOREIGN MANUFACTURING

The majority of the Company's net sales in recent years were attributable to products manufactured by subcontractors located in Asia. The Company has no long-term contracts with these manufacturing sources and often competes with other companies for production facilities and import quota capacity. In addition, certain Asian manufactures


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require that a letter of credit be posted at the time a purchase order is placed. There can be no assurance that the Company will continue to have the necessary credit facilities for the purpose of posting such letters of credit. The Company's business is subject to the risks normally associated with conducting business abroad, such as foreign government regulations, political unrest, disruptions or delays in shipments, fluctuations in foreign currency exchange rates and changes in economic conditions in countries in which the Company's manufacturing sources are located. If any such factors were to render the conduct of business in a particular country undesirable or impractical, or if the Company's current foreign manufacturing sources were to cease doing business with the Company for any reason, the Company's business and operating results could be adversely affected.

IMPORTS AND IMPORT RESTRICTIONS

The importation of products manufactured in Asia is subject to the constraints imposed by bilateral agreements between the United States and substantially all of the countries from which the Company imports goods. These agreements impose quotas that limit the quantity of certain types of goods, including textile products imported by the Company, which can be imported into the United States from those countries. Such agreements also allow the United States to impose, under certain conditions, restraints on the importation of categories of merchandise that, under the terms of the agreements, are not subject to specified limits.

The Company's continued ability to source products that it imports may be adversely affected by additional bilateral and multilateral agreements, unilateral trade restrictions, significant decreases in import quotas, the disruption of trade from exporting countries as a result of political instability or the imposition of additional duties, taxes and other charges or restrictions on imports.

Products imported by the Company from China currently receive the same preferential tariff treatment accorded goods from countries granted "most favored nation" status. However, the renewal of China's most favored nation treatment has been a contentious political issue for several years and there can be no assurance that such status will be continued. If China were to lose its most favored nation status, goods imported from China will be subject to significantly higher duty rates which would increase the cost of goods from China. Any such increase could have a material adverse effect on the Company's business.

DEPENDENCE ON KEY PERSONNEL

The Company is dependent on several key personnel, including Patrick D. Brady, Chief Executive Officer, President and Chief Operating Officer and Allan Brown, Chief Executive Officer of Simon. The loss of the services of any one of them could have a material adverse effect on the Company. Moreover, Mr. Brady is not subject to an employment contract with the Company. The Company's continued success is also


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dependent upon its ability to retain and attract skilled design, marketing and management personnel.

ACQUISITIONS AND STRATEGIC ALLIANCES

The Company expects to make acquisitions of other businesses which are complementary to the Company's business or to enter into strategic alliances with such businesses. There can be no assurance that such strategic alliances, or any future acquisition or strategic alliance, will be completed or, if completed, will result in long-term benefits to the Company. Further, if the Company is not successful in its acquisition or strategic alliance endeavors, the Company's operating results in the future may be adversely affected.

IMPACT  OF "YEAR 2000" ISSUES

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

The Company does not anticipate that the addressing of the Year 2000 problem for its internal information systems and current and future products will have a material impact on its operations or financial results. However, there can be no assurance that these costs will not be greater than anticipated, or that corrective actions undertaken by the Company will be completed before any Year 2000 problems could occur. These combining factors could have a material adverse impact on the Company's financial results. In addition, the Company plans to initiate formal communications with its major customers and suppliers to determine the extent to which the Company may be vulnerable to the failure of those third parties to address their own Year 2000 issues. At this time, the Company cannot determine the impact the Year 2000 will have on these third parties. If the Company's customers or suppliers do not convert their systems to become Year 2000 compliant, the Company's business and operating results could be materially adversely affected.